PIF (Putnam Investment Funds) Putnam Small Cap Value Fund

1.	Sub-Management Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated
February 27, 2014; Schedule A amended as of October 27,
2016-Incorporated by reference to Post-Effective Amendment
No. 171 to the Registrants Registration Statement filed on
November 23, 2016.